Exhibit 26(h)(xii)

Amendment No. 3 dated 6-27-2007 to Participation Agreement among Variable Insurance Products’ Funds, Fidelity Distributors Corporation and Peoples Benefit Life Insurance Company dated 12-1-2000

May 16, 2007

Peoples Benefit Life Insurance Company
Ms. Meg Cullem-Fiore
4333 Edgewood Road, N.E.
Cedar Rapids, Iowa 52499

Re:
Participation Agreement among Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III, Fidelity Distributors Corporation (the “Underwriter”) and Insurance Company (the “Company”), dated December 1, 2000, as amended (the “Participation Agreement”)

Dear Ms. Cullem-Fiore:

The Company, the Underwriter and the above referenced Variable Insurance Products Funds (the “Current Funds”) are parties to the above-referenced Participation Agreement.  As explained in the notice sent to you on May 3, 2007, Fidelity is in the process of reorganizing some of the portfolios of the Current Funds (the “Affected Portfolios”) for administrative purposes.  In connection with this reorganization, the Affected Portfolios will be moved into corresponding “shell” portfolios of a new Variable Insurance Products Fund V (“Fund V”).  A list of all of the Affected Portfolios covered by the reorganization and the corresponding Fund V portfolios is set forth on the attached Exhibit.

In connection with this change, we are asking for your consent to (1) the amendment of the Participation Agreement to add Fund V as a “Fund” party under the terms of the Participation Agreement (the “Amendment”) and (2) the assignment of all of the Current Funds’ rights, benefits and obligations under the Participation Agreement with respect to the Affected Portfolios to Fund V, with respect to the corresponding portfolios of Fund V, and the release of the Current Funds from the obligations so assigned (the “Assignment”).  The Participation Agreement will remain in full force and effect in accordance with its terms, as so amended and assigned herein.

Your signature below will indicate the Company’s consent to the Amendment and Assignment of the Participation Agreement as set forth above, to become effective immediately upon consummation of the reorganization.

Thank you for your prompt attention to this matter.  If for some reason we cannot obtain your signature prior to the reorganization, and the Company submits orders or instructions under the
Participation Agreement thereafter, we will deem the Company to have consented to these matters.  Please do not hesitate to contact your Fidelity Relationship Manager or Key Account Manager if you have any questions.

Very truly yours,

FIDELITY DISTRIBUTORS CORPORATION

By:           /s/ Bill Loehning
Name:           William Loehning
Title:           Executive Vice President

VARIABLE INSURANCE PRODUCTS FUND,
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III, and
VARIABLE INSURANCE PRODUCTS FUND V

By:           /s/ Kimberley Monasterio
Name:           Kimberley Monasterio
Title:           Treasurer

The Undersigned Consents to the Amendment and Assignment of the Participation Agreement as of this 27th day of June  2007:

PEOPLES BENEFIT LIFE INSURANCE COMPANY

By:           /s/ Priscilla I. Hechler
Name:           Priscilla I. Hechler
Title:           Assistant Vice President and Assistant Secretary

Please keep one copy and return the other to:

Sharon Salter
Director, Contracts Management
Fidelity Investments
100 Salem Street, O2N
Smithfield RI  02917

EXHIBIT A

AFFECTED PORTFOLIOS                                                                                     FUND V PORTFOLIOS

Variable Insurance Products Fund                                                                                     Variable Insurance Products Fund V

Money Market Portfolio                                                                                     Money Market Portfolio
Variable Insurance Products Fund II

Asset Manager Portfolio                                                                           Asset Manager Portfolio
Asset Manager: Growth Portfolio                                                                           Asset Manager: Growth Portfolio
Investment Grade Bond Portfolio                                                                           Investment Grade Bond Portfolio
Variable Insurance Products Fund IV

Freedom Income Portfolio                                                                           Freedom Income Portfolio
Freedom 2005 Portfolio                                                                                     Freedom 2005 Portfolio
Freedom 2010 Portfolio                                                                                     Freedom 2010 Portfolio
Freedom 2015 Portfolio                                                                                     Freedom 2015 Portfolio
Freedom 2020 Portfolio                                                                                     Freedom 2020 Portfolio
Freedom 2025 Portfolio                                                                                     Freedom 2025 Portfolio
Freedom 2030 Portfolio                                                                                     Freedom 2030 Portfolio
FundsManager 20% Portfolio                                                                                     FundsManager 20% Portfolio
FundsManager 50% Portfolio                                                                                     FundsManager 50% Portfolio
FundsManager 70% Portfolio                                                                                     FundsManager 70% Portfolio
FundsManager 85% Portfolio                                                                                     FundsManager 85% Portfolio
Strategic Income Portfolio                                                                           Strategic Income Portfolio